Exhibit 5.2

Stinson Leonard Street LLP DIRECT DIRECT FAX

January 30, 2015

QLD Investment Properties Wichita Technology Group, L.L.C.

12851 Foster Street, Suite 205

Overland Park, KS 66213

Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as Kansas local counsel to QLD  Investment Properties Wichita Technology Group, L.L.C., a Kansas limited liability company ("QIP Wichita"), in connection with the proposed issuance by QualityTech, LP, a Delaware limited partnership (the "Operating Partnership") and QTS Finance Corporation, a Delaware corporation (together with the Operating Partnership, the "Issuers") in an exchange offer of $300,000,000 aggregate principal amount of 5.875% Senior Notes due 2022 (the “Exchange Notes”) to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about January 30, 2015, under the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Notes are to be issued pursuant to the Indenture, dated as of July 23, 2014 (the "Indenture"), among the Issuers, QTS Realty Trust, Inc., a Maryland corporation (the "REIT"), the Subsidiary Guarantors listed therein (including QIP Wichita) (the "Subsidiary Guarantors"), and Deutsche Bank Trust Company Americas, a New York Banking Corporation, as trustee (the "Trustee"), and the Supplemental Indenture, dated as of December 22, 2014 (the "Supplemental Indenture") among the Guaranteeing Subsidiaries as defined and listed therein, the Issuers, the REIT, the Subsidiary Guarantors and the Trustee.

Our opinions and statements expressed herein are restricted to matters governed by the laws of the State of Kansas (excluding laws of any county, municipality therein or other political subdivision thereof). We express no opinion as to any matter arising under the laws of any other jurisdiction, including, without limitation, the federal laws of the United States of America and laws of the State of New York.

In connection with this opinion letter, we have examined executed originals or counterparts or other copies identified to our satisfaction of the following documents (collectively, the “Reviewed Documents” and individually, a “Reviewed Document”):

(1)         the Indenture;

(2)         the Supplemental Indenture;

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QLD Investment Properties Wichita Technology
Group, L.L.C.
January 30, 2015
Page 2

(3)         a certificate of the company secretary of QIP Wichita dated as of January 30, 2015, certifying as to, among other things, (a) the articles of organization and the operating agreement of QIP Wichita; (b) a copy of the Action by Unanimous Written Consent of the Board of Directors of QTS Realty Trust, Inc. in its capacity as the sole member of QIP Wichita dated July 7, 2014, December 19, 2014 and January 30, 2015; and (c) delivery of the Indenture and Supplemental Indenture;

(4)         a certificate of the Secretary of State of the State of Kansas dated January 28, 2015, attesting to the continued existence and good standing of QIP Wichita in the State of Kansas;

(5)         the Registration Statement to be filed with the Securities and Exchange Commission; and

(6)         such other agreements, certificates, documents, records and papers including, without limitation, certificates of public officials and certificates of representatives of QIP Wichita, as we have deemed appropriate, in our professional judgment, to give the opinions and confirmations set forth below.

We have relied upon the factual representations made in the Reviewed Documents and certificates. We have conducted no further investigation of factual matters, nor do we assume responsibility therefor. In issuing this opinion letter, with your permission, we have assumed, without independent investigation on our part, that (a) each Reviewed Document submitted to us as an original is authentic; (b) each Reviewed Document submitted to us as a certified, conformed, telecopied, photostatic, electronic or execution copy conforms to the original of such document, and each such original is authentic; (c) all signatures appearing on Reviewed Documents are genuine; (d) each party to the Indenture (other than QIP Wichita) has the requisite power and authority (corporate, limited liability company, partnership or other) to execute, deliver and perform its obligations under the Indenture; (e) the Indenture has been duly authorized, executed and delivered by each party thereto (other than QIP Wichita); (f) each party to the Supplemental Indenture (other than QIP Wichita) has the requisite power and authority (corporate, limited liability company, partnership or other) to execute, deliver and perform its obligations under the Supplemental Indenture; (g) the Indenture has been duly authorized, executed and delivered by each party thereto (other than QIP Wichita); (h) the Indenture is enforceable against each of the parties thereto (other than QIP Wichita); (i) all natural persons who have signed or will sign any of the Reviewed Documents had, or will have, as the case may be, the legal capacity to do so at the time of such signature; and (j) the statements, recitals, representations and warranties as to matters of fact set forth in the Reviewed Documents are accurate and complete and there have been no intervening facts since the date of such Reviewed Documents that would cause such statements, recitals, representations or warranties to be inaccurate or incomplete on the date hereof. We have also assumed that the Registration Statement will have become effective and the Exchange Notes will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

QLD Investment Properties Wichita Technology
Group, L.L.C.
January 30, 2015
Page 3

Based upon the foregoing and factual certificates executed by an officer of each of the Issuers, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that as of this date:

1.          QIP Wichita is a limited liability company validly existing and in good standing under the laws of the State of Kansas.

3.          The Indenture has been duly authorized, executed and delivered by QIP Wichita.

4.          The Supplemental Indenture has been duly authorized, executed and delivered by QIP Wichita.

5.          The Note Guarantee of QIP Wichita has been duly authorized by QIP Wichita.

6.          The Exchange Note Guarantee of QIP Wichita has been duly authorized by QIP Wichita.

Our opinions and confirmations set forth above are subject to the following additional qualifications and limitations:

A.           We express no opinion on any matter that is affected by any actual fact or circumstance inconsistent with or contrary to any assumption set forth in this opinion letter or in any certificate or document referred to herein as one on which we have relied.

B.           The opinion set forth in paragraph 1 above as to the valid existence and good standing of QIP Wichita is based solely upon the certificates of good standing issued by the Secretary of State of the State of Kansas on January 28, 2015.

C.           We express no opinion as to compliance or non-compliance with: (i) Kansas “Blue Sky” laws and regulations, including, without limitation, laws and regulations relating to broker-dealer registration (including any requirement thereunder to obtain any consent, approval, authorization order of, or qualification with, any governmental body or agency); (ii) the rules and regulations of the Financial Industry Regulatory Authority or the New York Stock Exchange (including any requirement thereunder to obtain any consent, approval, authorization order of, or qualification with, any governmental body or agency); (iii) fraudulent transfer and fraudulent conveyance laws and regulations; (iv) tax laws and regulations; (v) laws and regulations of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); (vi) the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities, and special political subdivisions and other local or regional governmental authorities (whether created or enabled through legislative action at the federal, state, or regional level); or (vii) any judicial or administrative decisions to the extent they deal with any of the foregoing. We express no opinion regarding the enforceability of the Exchange Notes, Registration Statement, the Indenture and the Supplemental Indenture (collectively the “Exchange Documents”) or any of the documents or agreements referenced therein.

QLD Investment Properties Wichita Technology
Group, L.L.C.
January 30, 2015
Page 4

D.           Where the phrase “to our knowledge” appears in this opinion, it means that we are relying, with your consent, upon such certificates as we have deemed appropriate from QIP Wichita and upon the actual conscious awareness of attorneys of our firm who have given substantive legal attention to matters on behalf of QIP Wichita in connection with the transactions covered hereby; however, we have not undertaken any independent investigation (including, without limitation, the review of any court file or indices) to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of QIP Wichita.

Our opinions set forth in this opinion letter are based upon the facts in existence and the laws in effect on the date hereof, and we expressly disclaim any obligation to update or supplement our opinions in response to changes in the law becoming effective, or future events or circumstances affecting the transactions contemplated by the Exchange Documents, after the date of effectiveness of the Registration Statement. This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. It is understood that this opinion is to be used only in connection with the exchange offer of the Exchange Notes while the Registration Statement is in effect and may not be relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely yours,

/s/ Stinson Leonard Street LLP

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